UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2015

STAR MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0969619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

605 W. Knox Rd, #202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2015, the Board of Directors of Star Mountain Resources, Inc. (the “Company”) appointed Mark Osterberg to serve as the Company’s President and Chief Operating Officer effective March 1, 2015. Joseph Marchal will continue to serve as the Company’s Chief Executive Officer.

Prior to joining the Company, Mr. Osterberg, age 58, served as the chief consultant and president of Mine Mappers, LLC, a geological consultancy to mining companies, government agencies and the investment community since 2001. In this capacity, he provided high level technical expertise to projects in the U.S. and overseas, and has managed multiyear exploration and development projects.

In connection with his appointment as President and Chief Operating Officer, Mr. Osterberg entered into an employment agreement dated as of February 11, 2015 (the “Employment Agreement”) with the Company pursuant to which he will receive an annual salary of $120,000 and annual bonuses of one-half percent of the Company’s gross sales, up to a maximum of 25% of Mr. Osterberg’s salary (“Incentive Compensation”). In addition, Mr. Osterberg is entitled to receive a one-time signing bonus of 50,000 shares of the Company’s common stock. The Company also granted Mr. Osterberg an option (the “Option”) to purchase 250,000 shares of the Company’s common stock with an exercise price of $0.50 per share. The option vests with respect to 50,000 shares upon execution of the Employment Agreement. The option vests with respect to the remaining 200,000 shares at the rate of 50,000 shares upon the close of each fiscal quarter from and commencing on the close of the first fiscal quarter from and after the date of the Employment Agreement.

Mr. Osterberg is eligible to participate in the Company’s standard benefit programs for senior management.

The Employment Agreement continues until terminated by either party in accordance with the terms of the Employment Agreement. If Mr. Osterberg terminates the Employment Agreement for Good Reason (as hereinafter defined), he will continue to receive Incentive Compensation and his salary for a period for two years. In addition, the Option will vest in full. For purposes of the Employment Agreement, “Good Reason” means (i) the assignment of duties inconsistent with the position of President and Chief Operating Officer; (ii) a non-consensual, significant and substantial reduction in compensation and benefits (except in the case of an equal reduction in salaries for all senior executives because of the financial condition of Employer); or (iii) the failure by the Company to obtain from any successor, an agreement to assume and perform the Employment Agreement. If Mr. Osterberg resigns without Good Reason, he is entitled to receive salary and Incentive Compensation only through the date of resignation and the Option will be deemed vested only through the date of the resignation.

If the Employment Agreement is terminated due to Mr. Osterberg’s incapacity, Mr. Osterberg will receive Incentive Compensation for 30 days after his incapacity and salary for 30 days, plus one month. If Mr. Osterberg should die, his estate will receive Incentive Compensation through the end of the then-current month, and Mr. Osterberg’s salary for three months following his death. In addition, the Option will be deemed vested through the end of the 3-month period following his death.

If the Company terminates the Employment Agreement for Cause (as hereinafter defined), Mr. Osterberg will receive salary and Incentive Compensation through the date of his termination, and the Option will be deemed vested only through the date of termination. For purposes of the Employment Agreement, “Cause” means: (i) any act of dishonesty or fraud with respect to the Company, as reasonably determined by the Board of Directors; (ii) Mr. Osterberg’s conviction of a felony, or any crime involving moral turpitude or (iii) any other criminal act, reasonably determined by the Board of Directors, to be causing harm to the Company’s standing and reputation; (iv) Mr. Osterberg’s continued failure to perform his duties to the Company after ten (10) days’ written notice thereof, or (v) the actual conduct of negligence or misconduct by Mr. Osterberg with respect to the Company, as reasonably determined by the Board of Directors.

If the Company terminates the Employment Agreement without Cause, Mr. Osterberg is entitled to receive Incentive Compensation and salary for a period of one month. In addition, the Option will be deemed vested through the date of termination.

In the event of a Change of Control (as hereinafter defined), Mr. Osterberg will receive Incentive Compensation and a lump sum payment of his salary representing two months’ salary. In addition, the Option will be deemed to be fully vested. For purposes of the Employment Agreement, “Change in Control” means: (i) a merger or consolidation in which securities possessing more than 75% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction in a transaction approved by the stockholders, or the sale, transfer, or other disposition of more than 75% of the total combined voting power of the Company’s outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company other than in connection with a transaction described in clause (i) above, and other than in connection with a bankruptcy petition by the Company.

In connection with entry into the Employment Agreement, Mr. Osterberg also executed a non-disclosure and invention and copyright assignment agreement.

Item 8.01. Other Events.

On February 17, 2015, the Company issued a press release announcing Mr. Osterberg’s appointment, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Star Mountain Resources, Inc. and Mark Osterberg dated as of February 11, 2015.

99.1	Star Mountain Resources, Inc. press release dated February 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR MOUNTAIN RESOURCES, INC.

Date: February 17, 2015	By:	/s/ Joseph Marchal
Joseph Marchal, Chief Executive Officer